H.D. Brous & Co., Inc.
                               	80 Cuttermill Road
                           	Great Neck, New York 11021

                                	September 1, 1997



Douglas Netter
Chairman of the Board, President
 and Chief Executive Officer
Netter Digital Entertainment, Inc.
5125 Lankershim Boulevard
North Hollywood, California  91601

    	Re:  Financial Advisory Agreement

Dear Doug:

    	This will confirm the understanding and agreement (the "Agreement") between
H.D. Brous & Co., Inc. ("Brous") and Netter Digital Entertainment, Inc. (the
"Company") as follows:

    	1.   	Purpose.  Company hereby engages Brous and Brous hereby accepts such engagement, as the Company's exclusive financial advisor and consultant (and not as an agent) during the term specified hereinafter upon the terms and conditions as set forth herein.

    	2.   	Term.  This Agreement shall be effective for a period of six (6)
months (the "Term"), commencing September 1, 1997.

    	3.   	Duties of Brous.

         		(a)	  During the Term, Brous will provide Company with such
consulting advice with respect to financial planning, capital structure issues, advice with respect to the development or refinement of a business plan and the evaluation of financing alternatives as is reasonably requested by Company.  In performance of these duties, Brous shall provide Company with the benefits of his reasonable judgment and efforts.  Brous's duties shall include, but will not necessarily be limited to, the following:

       		      	(i)  	Advice regarding the formulation of business and financing
goals and plans;

             			(ii) 	Advice concerning strategic issues, alliance partnerships
and joint ventures and concerning market makers for the Company's securities;

         		    	(iii)	Advice concerning short and long range financial planning;

             			(iv) 	Advice regarding business opportunities, acquisitions and
potential institutional and other investors;

             			(v)  	Advice regarding the existing and possible alternative
share and financial structure for the Company;

             			(vi) 	Advice regarding the implementation of the Company's goals
and plans;

             			(vii)	Arranging for the Company to obtain at least one
additional market maker for its common stock and, with the Company's assistance, arranging for a research report to be issued by Brous, or an investment bank or broker of equivalent stature, with respect to the Company;

          		   	(viii)	Utilizing reasonable diligence and care to comply with
all reasonable requests of the Company and to perform, in a reasonable and cooperative manner, the duties of Brous hereunder.

	         	(b) 	 In connection with rendering his advice hereunder, Brous and his employees and agents shall be given reasonable access to Company's officers, premises, and records.

         		(c)  	Company acknowledges that Brous's advice pursuant hereto does not and will not constitute any guarantee or other assurance as to the ability of the Company to obtain financing, to complete an acquisition or to accomplish any other goals or plans of Company.  This Agreement contains the entire compensation payable by Company to Brous for any and all services.

         		(d)  	Company acknowledges that Brous retains the right to provide financial advisors and consulting advice to other parties.  Nothing herein contained shall be construed to limit or restrict Brous in conducting such business with respect to others, or in rendering advice to others or conducting any other business, except as otherwise herein provided.  During the Term however, Brous will not provide consulting advice in favor of any other parties engaged in (or who may use the advice or pass on their advice in favor of any other persons engaged in) the same business without Company's prior written consent.

    	4.   	Compensation.  The Company shall pay Brous the sum of $5,000 upon execution of this Agreement and thereafter shall pay $5,000 to Brous on the same day (or if such date is not a business day, the next business day thereafter) of each of the next five successive months.

    	5.   	Expenses.  Company shall advance or, upon billing, promptly reimburse
Brous for reasonable and actual out-of-pocket expenses for travel, lodging, meals and incidentals reasonably related to travel, long-distance telephone charges, express mail services, and such other items as the parties may from time to time agree, incurred by Brous in connection with the services rendered by Brous pursuant to this Agreement, provided, however, that any travel, lodging or other significant expense which is to be reimbursed hereunder shall be submitted to the Company for preapproval before being incurred.

    	6.   	Proprietary Information.  Brous acknowledges and agrees that he is in a fiduciary relationship with Company and agrees that he will not sell or use in any manner not authorized in writing by Company, or disclose any information provided to Brous by the Company or its employees, agents, or representatives, including without limitation any of the Company's trade secrets, technical information, agreements, or other proprietary information or information concerning the Company's current and any future proposed operations, services, or products, regardless of whether such information was obtained prior to, during or after the engagement of Brous by the Company pursuant to this
Agreement, unless Brous is authorized to do so in writing by the Company and/or
Company releases such information to the public via public announcements or announcements on recognized stock exchanges.

    	7.   	Representations and Warranties of the Company.  The Company hereby represents and warrants as follows:

         		(a)  	The execution and delivery of this Agreement, and the
consummation of the transactions contemplated hereby (i) are within the corporate power and authority of the Company, (ii) do not require the approval or consent of any stockholders of the Company, and (iii) have been duly authorized by all necessary corporate action on the part of the Company.

         		(b)  	The consummation of the transactions contemplated by this
Agreement will not result in (i) the breach of, or constitute a default under, any agreement, indenture, mortgage, note agreement or other financing agreement to which the Company is a party or to which it or its properties or rights are subject and (ii) will not be in violation of the rights of any other party, nor result in the creation of any lien, charge or encumbrance upon the assets or properties of the Company as it relates to the business of Company or the pending business of the Company (iii) violate any judgment, order, injunction, decree or award of any court, arbitrator, administrative agency or governmental body against, or binding upon, either party (or its affiliates) or upon the property, assets or business of either party (or its affiliates) or (iv)
constitute a violation by either party of any law or regulation of any jurisdiction, particularly as such law or regulation relates to the Company or to the property, assets or business of Company.

	         	(c)  	This Agreement is valid and enforceable against the Company in accordance with its terms by the other, except as enforcement may be limited by applicable bankruptcy, insolvency or other laws affecting the rights of creditors generally.  The execution, delivery and performance of this Agreement by either Brous or the Company does not violate any law or rule or regulation or give rise to a cause of action in favor of any person which will result in any liability to either of the parties.

    	8.   	Arbitration.  Any and all controversies or claims arising out of or relating to this Agreement shall be settled by binding arbitration in Los
Angeles County, California, in accordance with the rules of the American
Arbitration Association, and judgment on the award rendered by the arbitrator(s)
may be entered by any court having jurisdiction thereof.  The parties shall be entitled to discovery in accordance with the provisions of the California Rules of Civil Procedure.

    	9.   	Options.  The Company hereby sells to Brous and Brous hereby purchases from the Company for an aggregate condiseration of $100 the options to purchase the securities set forth below:

           (a) Options to purchase 50,000 shares of the Company's Common Stock at an exercise price of $3.50 per share;

           (b) Options to purchase 75,000 shares of the Company's Common Stock at an exercise price of $5.50 per share; and

           (c) Options to purchase 100,000 shares of the Company's Common Stock at an exercise price of $7.50 per share.


     The Options shall contain usual and customary antidilution provisions relating to stock splits, stock or other dividends and distributions, mergers or divisions of the Company into seperate entities and the like. All options (the "Options") may be exercisable commencing immediately and shall have a term which is the later of December 31, 1999 and one hundred eighty (180) days (the "Options Period") after the shares of Common Stock underlying the Options (the "Option Shares") have been registered under an appropriate registration statement which has become effective after filing with the Securities and Exchange Commission (the "SEC"). If the Company is eligible to register the Option Shares under a registration statement on Form S-3, then the Company shall file with and diligently cause such registration statement to be declared effective by the SEC as soon as may be pracitcable after executing this letter. The Company has advised Brous that the Company will not be eligible to utilize Form S-3 until February 1998. If the Company has not caused the Option Shares to be registered prior to December 31, 1998, then the Company shall as soon as may be practicable but in any event within six (6) months thereafter file such registration statement and distribution, and diligently endevor in good faith to cause such registration statement on Form S-3 to be declared effective by the SEC and to maintain such effectiveness through the Options Period. All costs relating to such registration shall be borne and paid by the Company. If the Option Shares have not been registered prior to the close of business on December 31, 1999, then the exercise price per share, as set forth above, for each of the respective Options shall automatically be lowered by 50%.

    	10.   	Other Contingent Compensation.  Should the Company at any time during the Term, and for a period of twelve (12) months thereafter, seek to acquire any corporation, enterprise, or business which Brous has directly or indirectly introduced to the Company, then, in the absence of any agreement executed by the parties subsequent to the date of this letter, the Company shall, upon consummation of such transaction, pay to Brous a fee in cash determined according to the so-called "Lehman Formula" which is: 5% of the first $1,000,000 of Consideration, as defined below, and 4% of the next $1,000,000 of Consideration, and 3% of the next $1,000,000 of Consideration, and 2% of the next $1,000,000 of Consideration, and 1% of all Consideration which is in excess of $4,000,000. For the purposes set forth herein, "Consideration" shall mean the total value of all cash, securities, the repurchase or buy-out of any options or warrants, any agreements or other property and any other consideration, including, without limitation, any contingent, earned or other consideration, paid or payable, directly or indirectly, in connection with the foregoing acquisition.

    	11.   	Indemnification by the Company.  Because Brous will be acting on behalf of the Company in connection with his engagement hereunder, Company hereby agrees to indemnify and save Brous and hold Brous harmless in respect of all causes of actions, liabilities, costs, charges and expenses, loss and damage (including consequential loss) suffered or incurred by Brous (including legal fees) arising from any act or alleged act or omission or alleged omission of the Company or its employees, servants, and agents.

    	12.   	Advertisements.  Brous shall have the right to place advertisements in financial and other newspapers and journals at his own expense describing his services to the Company hereunder.

    	13.   	Bridge and Other Financings.  In the event that the Company during the Term seeks to obtain any bridge or other financing, equity or debt, in connection with any aspect of its business plan, other than bank or other similar debt incurred in the ordinary course of business, Brous and its affiliates shall have the first right of negotiation to provide all or a portion of such financing on terms mutually acceptable to the Company and Brous. If the Company determines to raise funds during the Term by means of a public offering or a private placement, Brous shall have the right of first negotiation to act as lead underwriter or placement agent for such financing or financings. Any decision by Brous or its affiliates to provide such financing or act in such capacity would be contained in a separate letter or other agreement which would include, among other things, customary fees, indemnifications, the terms of such financing or financings, conditions precedent, including due diligence, current conditions and approval by the requisite committees, as well as customary representations and warranties.

    	14.   	Severability.  Any portion of the indemnification and/or
confidentiality provisions herein which may be prohibited or unenforceable in any applicable jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability, but shall not invalidate the remaining portions of such provisions or the other provisions hereof or affect any such provisions or portion thereof in any other jurisdiction.

    	15.   	Successor and Assigns.  The benefits of this Agreement shall inure to the respective successors and assigns of the parties hereto and of the indemnified parties hereunder and their successors, assigns and representatives, and the obligations and liabilities assumed in this Agreement by the parties shall be binding upon their respective successors and assigns.

    	16.   	Assignment.  This Agreement and the rights hereunder may not be assigned by either party (except by operation of law) without prior written consent of the other party, but, subject to the foregoing limitation, this Agreement shall be binding upon and inure to the benefit of the respective successors, assigns, and legal representatives of the parties.

    	17.   	Notice.  Any notice or other communications between the parties hereto shall be sufficiently given if sent by certified registered mail, postage prepaid, or by telecopy, if to Company addressed to it at 5125 Lankershim Boulevard, North Hollywood, California 91601 or if to Brous, addressed to it at 80 Cuttermill Road, Great Neck, New York 11021, or to such other address as hereafter by designated in writing by one party to the other. Such notice or other communications shall, if sent by telecopy, be deemed to be given upon receipt of the confirmation of its proper transmission and if outside the hours of 9:00 a.m. to 5:00 p.m. on any business day in the jurisdiction of the addressee, shall be deemed to be given at 9:00 a.m. on the next business day. Notices sent by certified or registered mail or prepaid postage shall be deemed to be received three business days after the date of forwarding the same. For the purposes of this Agreement, "business day" shall refer to a day in which trading banks are open for business.

    	18.   	Captions.  The headings of the sections of this Agreement are intended solely for convenience of reference and are not intended and shall not be deemed for any purpose whatsoever to modify or explain or place any constriction upon any of the provisions of this Agreement.

    	19.   	Attorneys' Fees.  In the event any party hereto shall institute an action, including arbitration pursuant to Section 8 of this Agreement, to enforce any rights hereunder, the prevailing party in such action shall be entitled, in addition to any other relief granted, to reasonable attorneys' fees and costs.

    	20.   	Entire Agreement.  This Agreement constitutes the entire agreement between the parties hereto pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings of the parties, and there are no representations, warranties, or other agreements between the parties in connection with the subject matter hereof except as specifically set forth herein. No supplement, modification, amendment, waiver or termination of this Agreement shall be binding unless executed in writing by the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any provisions hereof (whether or not similar) nor shall waiver constitute a continuing waiver.

    	21.   	Governing Law.  The parties hereto hereby agree that this Agreement shall be governed by the laws of the State of New York.

    	Brous is delighted to accept this engagement and looks forward to working with you on this assignment. Please confirm that the foregoing correctly sets forth our agreement by signing the enclosed duplicate of this letter in the space provided and returning it, whereupon this letter shall constitute a binding agreement as of the date first above written.

                                        		Very truly yours,

                                        		H.D. Brous & Co., Inc.



                                       	 	By:/s/Michael Pocaterra
                                             ---------------------------------
                                          Michael Pocaterra, an authorized agent

Agreed:

NETTER DIGITAL ENTERTAINMENT, INC.


By:/s/Douglas Netter
  -----------------------------------
  Douglas Netter